UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2006
Date of report (Date of earliest event reported)

APPLERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4389	06-1534213
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS Employer Identification No.)

301 Merritt 7 Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

New Executive Officer Hire

Joel R. Jung was hired as Vice President, Finance of the Celera Genomics group of Applera Corporation (the “Company”) on August 21, 2006. At a meeting of our Board of Directors on August 17, 2006, Mr. Jung was elected an Assistant Controller of the Company and designated as one of our executive officers, effective upon his employment with the Company. Pursuant to the terms of employment offered to Mr. Jung, he receives a base annual salary of $250,000, and is entitled to participate in our Incentive Compensation Program and receive other benefits commensurate with the benefits offered to other similarly situated employees. We also intend to pay Mr. Jung a sign-on bonus during our current fiscal quarter in an amount equal to $25,000.

At a meeting of the Management Resources Committee (the “MRC”) of the Board held on August 17, 2006, the MRC approved the grant to Mr. Jung of options for 50,000 shares of Applera Corporation-Celera Genomics Group Common Stock (“Celera stock”) pursuant to the Applera Corporation/Celera Genomics Group Amended and Restated 1999 Stock Incentive Plan (the “Applera-Celera Plan”), effective upon his employment with the Company. These options become exercisable in four equal annual installments commencing on August 21, 2007, the first anniversary of Mr. Jung’s date of hire, and have a term of ten years. The exercise price for the options is $13.845 per share, which was the fair market value of a share of Celera stock on Mr. Jung’s date of employment, as determined in accordance with the Applera-Celera Plan.

In addition, the MRC previously approved the grant to Mr. Jung of 19,200 restricted stock units (“RSUs”) pursuant to the Applera-Celera Plan, effective upon his employment with the Company. Each of these RSUs represents the right to receive one share of Celera stock at the time the RSU vests. These RSUs (the “CRA FY 07-09 RSUs”) generally vest in four increments as follows:

•	an increment of up to 16.67% of the total amount following the end of fiscal year 2007, based on the attainment of revenue objectives for the Celera Genomics group established by the MRC for that year;

•	an increment of up to 16.67% of the total amount following the end of fiscal year 2008, based on the attainment of revenue objectives for the Celera Genomics group established by the MRC for that year;

•	an increment of up to 16.67% of the total amount following the end of fiscal year 2009, based on the attainment of revenue objectives for the Celera Genomics group established by the MRC for that year; and

•	an increment of up to 50% of the total amount following the end of fiscal year 2009, based on the attainment of profitability objectives for the Celera Genomics group established by the MRC for fiscal years 2008 and 2009.

However, the increments of these RSUs that vest after the end of our 2009 fiscal year may not vest prior to August 17, 2009. Any of these RSUs as to which the vesting targets have not been attained will be forfeited. RSUs that have not vested will be forfeited and revert back to the Company upon termination of employment with the Company or a subsidiary for any reason, although the MRC has the discretion to modify the vesting requirements in some circumstances. Prior to the vesting of the RSUs, the recipient will not be deemed to be the holder of, or have any of the rights of a holder with respect to, any shares of Celera stock deliverable with respect to the RSUs.

Performance-Based Restricted Stock Units

Vesting of Applied Biosystems Awards. Some of our employees, including some of our executive officers, were previously granted RSUs with vesting based on the performance of the Applied Biosystems group during our 2006 through 2009 fiscal years (the “AB FY 06-09 RSUs”). Each AB FY 06-09 RSU represents the right to receive one share of Applera Corporation-Applied Biosystems Group Common Stock (“Applied Biosystems stock”) pursuant to the Applera Corporation/Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan (the “Applera-Applied Biosystems Plan”) at the time it vests. These RSUs generally vest in four increments of up to 25% of the total grant amount following the end of fiscal years 2006, 2007, 2008, and 2009 based on the attainment of revenue objectives for the Applied Biosystems group previously established by the MRC for each of these fiscal years. At its August 17, 2006, meeting, the MRC determined that the highest of the 2006 fiscal year revenue objectives had been exceeded, such that the full 25% increment of the RSUs allocated to the 2006 fiscal year had vested. Accordingly, the following number of these RSUs vested for each of the following executive officers:

Executive Officer	Number of Vested RSUs

Tony L. White	22,200
Chairman, President and Chief Executive Officer

Catherine M. Burzik	10,800
Senior Vice President and President, Applied Biosystems Group

Ugo D. DeBlasi	3,900
Vice President and Controller

Barbara J. Kerr	6,300
Vice President, Human Resources

Sandeep Nayyar	3,900
Assistant Controller

William B. Sawch	7,800
Senior Vice President and General Counsel

Dennis L. Winger	7,800
Senior Vice President and Chief Financial Officer

Also, Dennis A. Gilbert, Ph.D., a Vice President of Applera, vested in 4,800 of these RSUs granted to him as a result of the MRC determination. Effective as of August 17, 2006, Dr. Gilbert is no longer designated as one of our executive officers although he remains a Vice President of Applera.

Applied Biosystems RSU Award Grant. At its August 17, 2006, meeting, the MRC approved the grant of 30,960 RSUs to Catherine M. Burzik, Senior Vice President and President, Applied Biosystems Group, and one of our executive officers, pursuant to the Applera-Applied Biosystems Plan. Each of these RSUs represents the right to receive one share of Applied Biosystems stock at the time the RSU vests. These RSUs generally vest in three increments of up to one-third of the total grant amount following the end of fiscal years 2007, 2008, and 2009, based on the attainment of revenue objectives for the Applied Biosystems group established by the MRC for each of these fiscal years. However, the third increment of these RSUs, which vests after the end of our 2009 fiscal year, may not vest prior to August 17, 2009. The revenue objectives for these RSUs are the same revenue objectives that the MRC previously approved for the AB FY 06-09 RSUs referred to above for fiscal years 2007, 2008, and 2009. Any of these RSUs as to which the vesting targets have not been attained will be forfeited. RSUs that have not vested will be forfeited and revert back to the Company upon termination of employment with the Company or a subsidiary for any reason, although the MRC has the discretion to modify the vesting requirements in some circumstances. Prior to the vesting of these RSUs, Ms. Burzik will not be deemed to be the holder of, or have any of the rights of a holder with respect to, any shares of Applied Biosystems stock deliverable with respect to the RSUs.

Celera Genomics RSU Award Grant. At its August 17, 2006, meeting, the MRC approved the grant of 18,000 CRA FY 07-09 RSUs to Kathy P. Ordoñez, Senior Vice President and President, Celera Genomics Group, and one of our executive officers.

Performance-Based Restricted Stock Awards

Vesting of Awards. In our 2004 fiscal year, the MRC awarded Tony L. White, our Chairman, President and Chief Executive Officer, and Dennis L. Winger, our Chief Financial Officer, restricted shares of Applied Biosystems stock and Celera stock that vested in three increments of up to one-third of the total grant amount following the end of fiscal years 2004, 2005, and 2006, based on the attainment of performance goals relating to cumulative operating cash flow for the Company established by the MRC for each of these fiscal years. At its August 17, 2006, meeting, the MRC determined that the Company’s operating cash flow for fiscal year 2006 had exceeded the goals for such fiscal year such that full increments of shares granted in respect of performance during such fiscal year had vested. Accordingly, Mr. White vested in 46,332 shares of Applied Biosystems stock and 15,444 shares of Celera stock, and Mr. Winger vested in 11,584 shares of Applied Biosystems stock and 3,862 shares of Celera stock.

Award Grants. At its August 17, 2006, meeting, the MRC approved the grant of 134,820 restricted shares of Applied Biosystems stock and 57,780 restricted shares of Celera stock to Tony L. White and 33,705 restricted shares of Applied Biosystems stock and 14,445 restricted shares of Celera stock to Dennis L. Winger. Of these shares, up to 44,940 shares of Applied Biosystems stock and 19,260 shares of Celera stock awarded to Mr. White and 11,235 shares of Applied Biosystems stock and 4,815 shares of Celera stock awarded to Mr. Winger will vest following the end of fiscal years 2007, 2008, and 2009, based upon the attainment of performance goals relating to cumulative operating cash flow for the Company established by the MRC for each of these fiscal years. Any of the shares of restricted stock as to which the performance goals have not been attained will be forfeited. Shares of restricted stock that have not vested will be forfeited and revert back to the Company upon termination of employment with the Company or a subsidiary for any reason, although the MRC has the discretion to modify the vesting requirements in some circumstances. Prior to the vesting of the shares of restricted stock, Messrs. White and Winger have the right to receive dividends, if any, and to vote the restricted shares, but may not sell or otherwise dispose of these shares.

At its August 17, 2006, meeting, the MRC approved the specific restricted stock performance goals for cumulative operating cash flow for the Company for fiscal year 2007.

Time-Based Vesting Restricted Stock Awards

At its August 17, 2006, meeting, the MRC approved the grant of 67,410 restricted shares of Applied Biosystems stock and 28,890 restricted shares of Celera stock to Tony L. White. These shares will vest as to one-third of the total grant on June 30, 2007, June 30, 2008, and August 17, 2009, subject in each case to Mr. White being an employee of the Company as of the vesting date. Shares of restricted stock that have not vested will be forfeited and revert back to the Company upon termination of employment with the Company or a subsidiary for any reason, although the MRC has the discretion to modify the vesting requirements in some circumstances. Prior to the vesting of the shares of restricted stock, Mr. White has the right to receive dividends, if any, and to vote the restricted shares, but may not sell or otherwise dispose of these shares.

Incentive Compensation Program

Most employees of the Company not compensated on a commission basis, including the Company’s executive officers, participate in the Company’s Incentive Compensation Program (“ICP”). Awards under this program vary for each executive officer and are determined by multiplying: (1) the target bonus levels for the position, expressed as a percentage of base salary, by (2) the overall business performance (the “business modifier”), expressed relative to a 100% target for plan performance and which may range from 0-150% based on actual results, by (3) the individual’s performance (the “personal modifier”), expressed relative to a 100% target and which may range from 0-150% based on individual contribution and results.

The Business Modifier. The MRC uses specific performance objectives for each business as a basis on which to measure annual business performance under this program. The financial measures used are well recognized throughout the investment community, and the MRC believes that achievement of these goals is directly linked to maximizing stockholder return.

•	For the Applied Biosystems group, the MRC uses EBIT (earnings before interest and taxes), revenue, cash flow, EPS (earnings per share), and the achievement of specific business goals.

•	For the Celera Genomics group, the MRC used EBIT, cash flow, and the achievement of specific business goals for the Company’s 2006 fiscal year ICP, and will use these goals and also a revenue goal for the Company’s 2007 fiscal year ICP.

•	For Corporate employees, including Mr. White and certain other executive officers, the MRC uses a combination of the performance results for the Applied Biosystems group and the Celera Genomics group.

At its August 17, 2006, meeting, the MRC approved the specific Applied Biosystems group and Celera Genomics group business performance objectives applicable to the 2007 fiscal year ICP.

The Personal Modifier. Mr. White, based on his review of the performance of each executive officer (other than himself) over the course of the year, may propose a personal modifier to reflect each officer’s personal performance and contribution to the overall business results.

The MRC is responsible for final approval of all incentive compensation awards for executive officers, taking into consideration the market target bonus level, the business modifier, and the personal modifier. At its August 17, 2006, meeting, the MRC determined the business modifiers for the fiscal 2006 ICP based on actual fiscal 2006 performance compared to the previously-approved goals, and the committee also approved corresponding ICP awards for members of the Company’s Management Executive Committee. Payments under the ICP for Applera’s 2007 fiscal year will be determined after the conclusion of the fiscal year.

New Executive Officer Base Salaries

At its August 17, 2006, meeting, the MRC approved the following base salaries for members of the Company’s Management Executive Committee for the Company’s 2007 fiscal year. Also as of that date, Mr. White approved the fiscal year 2007 base salaries for the Company’s other executive officers as set forth below.

Executive Officer	Base Salary

Management Executive Committee

Tony L. White	$1,150,000
Chairman, President and Chief Executive Officer

Catherine M. Burzik	$680,000
Senior Vice President and President, Applied Biosystems Group

Barbara J. Kerr	$390,000
Vice President, Human Resources

Kathy P. Ordoñez	$567,840
Senior Vice President and President, Celera Genomics Group

William B. Sawch	$525,200
Senior Vice President and General Counsel

Dennis L. Winger	$594,880
Senior Vice President and Chief Financial Officer

Other Executive Officers

Ugo D. DeBlasi	$287,000
Vice President and Controller

Sandeep Nayyar	$287,040
Assistant Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Dennis L. Winger

Dennis L. Winger Senior Vice President and Chief Financial Officer

Dated: August 23, 2006